EXHIBIT 10.23.3

                          SECOND AMENDMENT TO
                         EMPLOYMENT AGREEMENT


         This Second Amendment to Employment Agreement (this "AMENDMENT"), is made and entered into effective as of April 1, 2003, by and between Tarrant Apparel Group, a California corporation (the "COMPANY"), and Gerard Guez ("EXECUTIVE"), and amends that certain Employment Agreement dated as of January 1, 1998 and amended January 10, 2000 (the "EMPLOYMENT AGREEMENT").

         NOW, THEREFORE, in consideration of the agreements and covenants set forth herein and for other good a valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

         1. DEFINED TERMS. Capitalized terms used herein and not defined herein shall have the meanings given such terms in the Employment Agreement.

         2. TERM OF AGREEMENT. Section 3 of the Employment Agreement is hereby amended to extend the Term until March 31, 2006.

         3. BASE SALARY. Section 4.1 of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

         "4.1 BASE SALARY. The Company shall pay to Executive an annual base salary ("Base Salary") at the rate of (a) $500,000 per annum for the period from April 1, 2003 until March 31, 2004, (b) $750,000 per annum for the period from April 1, 2004 until March 31, 2005, and (c) $1,000,000 per annum for the period from April 1, 2005 until March 31, 2006 (or, for each year, such increased amount as the Board, in its sole discretion, from time to time may determine). The Base Salary shall be payable in approximately equal periodic installments pursuant to the general policy of the Company from time to time, but not less frequently than monthly. Executive's Base Salary may not be decreased during the Term of this Agreement."

         4. ANNUAL BONUS. Section 4.2 of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

         "4.2 ANNUAL BONUS. In addition to the Base Salary, the Company shall pay to Executive an annual bonus (the "Annual Bonus") for each twelve month period ended December 31, 2003, 2004, and 2005 in an amount, if any, equal to ten percent (10%) of the amount by which the Company's actual pre-tax income (before giving effect to payment of any Annual Bonus) for the twelve month period ended on the immediately preceding December 31 (the "Actual Pre-Tax Income") exceeds the amount of projected pre-tax income set forth in the Company's annual budget for the same twelve month period as approved by the


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         Board of Directors of the Company.  The Annual Bonus, if any,
         shall be payable not later than 90 days after the end of the applicable twelve month period.

         5. CONFIRMATION OF EMPLOYMENT AGREEMENT. Except as expressly provided in this Amendment, the Employment Agreement shall remain in full force and effect and is hereby ratified and confirmed.

         6. GENERAL. This Amendment (i) shall be binding upon the parties hereto and their respective successors, agents, representatives, assigns, officers, directors and employees; (ii) may not be amended or modified except in writing; (iii) represents the entire understanding of the parties with respect to the subject matter hereof; (iv) may be executed in separate counterparts, each of which shall be deemed an original but all such counterparts shall together constitute one and the same instrument; and (v) shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed solely within that state. In the event of any conflict between the Employment Agreement and this Amendment, the provisions of this Amendment shall govern.


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         IN  WITNESS  WHEREOF,  the  parties  hereto  have  duly  executed  this
Amendment as of the day and year first set forth above.

                                     TARRANT APPAREL GROUP,
                                     a California corporation

                                     By:      /S/ TODD KAY
                                            -------------------------------
                                            Todd Kay, President


                                       /S/ GERARD GUEZ
                                     --------------------------------------
                                     Gerard Guez


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